UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 30, 2009

(Date of earliest event reported)

Union Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 North Main Street

Post Office Box 446

Bowling Green, Virginia 22427

(Address of principal executive offices) (Zip Code)

(804) 633-5031

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2009, Union Bankshares Corporation (“Union”) and First Market Bank, FSB (“First Market”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) pursuant to which First Market will become a direct wholly-owned banking subsidiary of Union (the “Merger”).

In the Merger Agreement, which was approved by the boards of directors of both companies, each of Union and First Market has made customary representations, warranties and covenants. The completion of the Merger is subject to various closing conditions, including obtaining the approval of Union’s and First Market’s stockholders and receiving certain regulatory approvals. The Merger is intended to qualify as a “reorganization” for federal income tax purposes.

Effective upon consummation of the Merger, Union will amend its articles of incorporation to change its name to “Union First Market Bankshares Corporation” (Union, as of and after the effective date of the Merger is referred to in this report as “UFMB”).

As a result of the Merger, the holders of shares of Class A and Class B common stock of First Market will receive 6,273.259 shares of UFMB common stock for each share of First Market common stock held immediately prior to the effective date of the Merger. In the Merger, each share of Series A 9% Non-Cumulative Preferred Stock of First Market will be converted into and exchanged for the number of shares of UFMB common stock that is equal to the quotient determined by dividing $100,000 by the Average Share Price (as defined in the Merger Agreement). Each share of Union common stock outstanding immediately prior to the Merger will continue to be outstanding as a share of UFMB common stock after the Merger.

Subject to the terms and conditions of the Merger Agreement, First Market will be merged with and into a to-be-formed interim bank organized as a direct wholly-owned subsidiary of Union solely to facilitate the Merger. The interim bank will be the surviving bank in the Merger (the “Continuing Bank”). The name of the Continuing Bank will be “First Market Bank” and after the Merger will operate as a separate Virginia chartered commercial banking subsidiary of UFMB.

UFMB will be headquartered in Richmond, Virginia. G. William Beale, the President and Chief Executive Officer of Union, will remain Chief Executive Officer of UFMB and David J. Fairchild, the current Chief Executive Officer of First Market will be President of UFMB. Mr. Fairchild will also serve as Chief Executive Officer of the Continuing Bank. The initial board of directors of UFMB as of the effective date of the Merger will consist of 13 directors, with 10 being current Union directors and two current First Market directors, James E. Ukrop and Steven A. Markel, joining the board. Mr. Fairchild will also be appointed to the board of UFMB as a management member of the board. The Continuing Bank’s board of directors will be comprised of not more than 15 directors, of which not more than three will be designated by Union and not more than 12 will be designated by First Market.

The Merger Agreement also provides that upon termination of the agreement under specified circumstances, FMB or Union may be required to pay to the other party a termination fee of $5,000,000.

In connection with the execution of the Merger Agreement, certain stockholders of First Market, in their individual capacities, entered into an Affiliate Agreement (the “FMB Support Agreement”) with Union. Pursuant to the terms of the FMB Support Agreement, certain individual First Market stockholders agreed to vote the shares of First Market that they own in favor of the Merger.

The foregoing description of the Merger, the Merger Agreement and the FMB Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the FMB Support Agreement, which are filed as Exhibit 2.1 and Exhibit 99.1 to this report and are incorporated herein by reference. The Merger Agreement and the FMB Support Agreement have been included to provide information regarding the terms of the Merger. Such documents are not intended to provide any other factual information about Union or First Market.

As described above, the Merger Agreement contains representations and warranties that Union and First Market made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement between Union and First Market and may be subject to important qualifications and limitations agreed to by Union and First Market in connection with negotiating its terms. Moreover, the representations and warranties are modified in important part by the underlying disclosure schedules which are not filed publicly, may be subject to a contractual standard of materiality that is different from what may be viewed as material to stockholders, and may have been used for the purpose of allocating risk between Union and First Market rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as accurate or complete or as characterizations of the actual state of facts as of any specified date.

Additional Information and Where to Find It

This communication is being made in respect of the Merger. In connection therewith, Union will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of Union common stock to be issued to the stockholders of First Market. The registration statement will include a joint proxy statement/prospectus which will be sent to the stockholders of Union and First Market seeking their approval of the Merger. In addition, Union may file other relevant documents concerning the Merger with the SEC.

Stockholders of Union are urged to read the registration statement on Form S-4 and the joint proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the Merger, because they will contain important information about Union, First Market and the proposed transaction. Stockholders of Union may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Union Bankshares Corporation, Post Office Box 446, Bowling Green, Virginia 22427, Attention: Investor Relations (telephone: (804) 633-5031) or by accessing Union’s website at http://www.ubsh.com under “Investor Relations – SEC Filings.” The information on Union’s website is not, and shall not be deemed to be, a part of this release or incorporated into other filings Union makes with the SEC.

Union and its directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Union in connection with the Merger. Information about the directors and executive officers of Union is set forth in the proxy statement for Union’s 2009 annual meeting of shareholders filed with the SEC on March 19, 2009. Additional information regarding the interests of these participants and other persons who may be deemed participants in the Merger may be obtained by reading the joint proxy statement/prospectus regarding the Merger when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of March 30, 2009, between Union Bankshares Corporation and First Market Bank, FSB (with certain exhibits)

99.1	Affiliate Agreement, dated as of March 30, 2009, among Union Bankshares Corporation and each of the individuals and entities listed on Schedule A attached thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES CORPORATION

/s/ D. Anthony Peay
D. Anthony Peay
Executive Vice President and Chief Financial Officer

Date: April 2, 2009

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of March 30, 2009, between Union Bankshares Corporation and First Market Bank, FSB (with certain exhibits)

99.1	Affiliate Agreement, dated as of March 30, 2009, among Union Bankshares Corporation and each of the individuals and entities listed on Schedule A attached thereto